 Joint Filer Information

Name:        David Dadante

Address: 25381 Chatworth Drive, Euclid, Ohio 44117

Designated
Filer: IPOF Fund

Issuer and
Ticker Symbol: Innotrac Corporation (INOC)

Date of Event
Requiring Statement: June 26, 2003

Signature:         /s/ David Dadante
                 David Dadante

{K0053459.1}

{K0053459.1}